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On June 25, 2008, Progress Software Corporation, a Massachusetts corporation (“Progress”), posted the following frequently asked questions on its internal website in connection with the announcement that IONA Technologies PLC (the “Company” or “IONA”) and Progress had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of the Company, whereby SPK Acquisitions Limited, a private limited company incorporated under Irish company law and a wholly-owned subsidiary of Progress (“SPK Acquisitions”), will acquire all of the issued and to be issued share capital of the Company not already owned by Progress or its subsidiaries for cash (the “Scheme”) by means of a scheme of arrangement under Section 201 of the Irish Companies Act 1963 (the “Companies Act”) (the proposed acquisition by SPK Acquisitions of the Company is referred to as the “Acquisition”):

PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
1) What business is IONA in?
IONA is in the enterprise integration software business. The company sells high performance, robust technologies for a broad range of industries that tie together mission-critical applications to a broad range of industries.
2) Why is Progress acquiring IONA?
Progress believes that the Acquisition of IONA will help Progress to achieve its vision to be the industry choice for truly independent, heterogeneous integration software in a “Service Oriented Architecture” (or SOA) environment. In particular, Progress expects the acquisition of IONA to help achieve that vision in the following ways:
•	IONA’s products complement Progress’ SOA portfolio with leading edge, best-in-class technology and enable a wider variety of interoperability and deployment options;

•	IONA products extend the reach of the SOA portfolio to users of high-performance, mission-critical systems based on C++ and CORBA;

•	IONA has a leadership role in standards bodies and open source initiatives, both critical to maintaining truly independent market leadership. Progress intends to leverage open source software development and distribution innovations for market expansion;

•	IONA and Progress will have strong bases in multiple industry segments with expanded vertical industry solutions;

•	The impressive and longstanding IONA customer base can benefit from using Progress SOA portfolio products as they migrate toward SOA. Progress is committed to supporting IONA’s customers and all IONA product lines will be supported and evolved based on customer needs;

•	The Acquisition of IONA offers increased global distribution and sales capacity; and

•	IONA has an experienced and talented team that has built a reputation with Global 2000 enterprises for addressing the most complex integration challenges through innovative and cost-effective solutions.
On a GAAP basis, Progress expects that the Acquisition will be accretive in fiscal year 2009, but not in fiscal year 2008. On a non-GAAP basis, excluding amortization of intangibles, stock-based compensation, and expenses associated with the transaction, the Acquisition is expected to be accretive in fiscal year 2009, but not in fiscal year 2008.
3) What products will the IONA acquisition add to the Progress portfolio?
IONA has three product lines: The Artix product line for SOA infrastructure, the open-source FUSE SOA products and Orbix middleware for integration based on the CORBA standard.
The Artix product line includes Artix ESB, Artix Data Services, Artix Registry/Repository, Artix Orchestration, and Artix Mainframe.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
•	Artix ESB provides integration through the service enablement of “smart endpoints” which can communicate using a wide variety of formats and protocols. Artix ESB includes a C++ based as well as a pure Java based runtime.

•	Artix Mainframe helps organizations extend the life and accessibility of their mainframe applications via Web services and C++/CORBA enablement.

•	Artix Data Services is notable for its standards-based data transformation, validation and enrichment and its support for the financial industry including SWIFT, ISO20022, and SEPA messages.

•	Artix Orchestration is a BPEL-based technical orchestration product that takes advantage of the underlying Artix support for services, transports and qualities of services.

•	Artix Registry/Repository provides for dynamic provisioning of endpoints in a distributed SOA network or “services grid”
FUSE is an open source product line based on several Apache projects for which IONA provides leadership and has been a significant contributor (ServiceMix, ActiveMQ, CXF, and Camel). IONA provides subscription-based support, consulting and training for the FUSE release. FUSE provides companies with the best of both worlds, Apache community developed software together with enterprise level of productization, support, and professional services for cost effectively implementing and deploying SOA. FUSE components are also embedded in several of the Artix products.
The CORBA product line consists of Orbix 3, Orbix 6 and Orbacus. IONA has the largest deployed CORBA customer base of any vendor, built up over a 15 years of providing standards-based integration for mission critical systems. IONA’s customer oriented policies on support and product upgrades as well as their CORBA expertise continue to keep Orbix and Orbacus deployed in long lived mission critical systems for enterprises and governments worldwide. We expect that the combined product offers of Progress and IONA will be of interest to customers looking to modernize and extend their CORBA implementations.
4) How does the IONA SOA strategy align with the Progress SOA strategy?
The SOA strategies of both companies are complementary and reinforce each other. Both focus on best-in-class products usable alone or together in heterogeneous customer environments. The products from both companies are known for their success in the most demanding IT environments.
IONA’s multi-platform, multi-protocol enablement and mediation technologies complement Sonic ESB’s messaging-based infrastructure. Artix has already been integrated with Progress’ Actional products. Many other products including Progress® products such as Apama®, SonicMQ®, and DataXtend® Semantic Integrator can interoperate with Artix products through standards-based communications.
IONA’s Open Source Strategy and FUSE product line also dovetail with Progress’ SOA/ESB strategy by broadening the reach of Progress sponsored technologies and seeding the market for value added capabilities such as SOA management, Complex Event Processing (CEP) and data interoperability services.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
5) How will the SOA product lines be combined?
The Artix products will become part of the Progress SOA portfolio, making it easier to service-enable a wide range of systems. The Progress SOA portfolio consists of best-in-class products that bring customer value individually or in combination.
Artix already interoperates with the Sonic ESB. In addition, product integration between Artix and Actional for run-time visibility and governance is already underway as part of an existing partnership between IONA and Progress.
Other products include Progress Apama and Progress SonicMQ. The Progress Apama Complex Event Processing platform can use Artix JMS-based integration to provide the operational intelligence to monitor, act, and respond to the business events in the IONA customer environment. Progress SonicMQ can provide standards-based high-reliability and high-performance messaging for IONA customers.
6) What will happen to the CORBA products and the current customers?
CORBA is a major product family that continues to deliver tremendous value to a large customer base with mission-critical systems. Orbix Version 3 and Version 6, the two Orbix versions currently supported by IONA, as well as Orbacus, will be maintained and evolved based on customer needs, as IONA has done for 15 years.
In addition, Artix has enabled many of IONA’s CORBA customers cost effectively to integrate their CORBA-based systems with .Net, J2EE and Web Services-based systems. With the increased range of SOA products from the combined organizations, Progress will be able to offer even more options to customers get the most from and extend their CORBA systems.
7) What will happen to current customers of IONA Artix?
The Artix offering is complementary to the Progress SOA portfolio. We will continue to invest in the Artix product roadmap and Artix will become an integral and on-going part of the Progress SOA portfolio.
8) What is Progress’ plan for IONA’s open source FUSE customers?
Progress will be continuing the FUSE business. The FUSE product line will continue to evolve and Progress will continue to offer support, consulting and training services for the FUSE open source product line. More importantly FUSE customers will benefit from Progress’ global reach and organizational expertise in messaging, ESB, and SOA expertise.
9) Will Progress keep the IONA company name or product names?
IONA will be fully integrated into Progress Software, and therefore will adopt the Progress Software company name. Progress expects to retain most IONA product names, however, this will be reviewed over the months following the acquisition.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
research and development, to be neutral or dilutive in the remainder of fiscal 2008 depending on the timing of the close and accretive in fiscal 2009.
10) Where is IONA headquarters? What R&D facilities does IONA have?
IONA corporate headquarters are in Dublin, Ireland with U.S. headquarters in Waltham, MA and Asia-Pac headquarters in Tokyo. R&D facilities are in Dublin, Waltham, London and St. John’s, Newfoundland, Canada.
11) Will Progress keep the IONA company name or product names?
IONA will be fully integrated into Progress Software, and therefore will adopt the Progress Software company name. Progress expects to retain most IONA product names, however, this will be reviewed over the months following the acquisition.
12) What are the financial details/terms of this acquisition?
Progress Software has agreed to acquire IONA for $4.05 per share in cash. This represents a total equity value of approximately $162 million and approximately $106 million net of cash and marketable securities reported on March 31, 2008. The offer price per share is approximately 16% over the average price for IONA shares over the six months prior to the offer period announced by IONA on February 8, 2008. The IONA Technologies Board of Directors has unanimously approved the transaction and each IONA Technologies director has entered into an agreement to vote in favor of the transaction. Upon completion of the transaction, which is expected to occur in September pending regulatory approval in the US, IONA shareholder approval and issuance of an order by the Irish High Court, IONA would become an indirect wholly owned subsidiary of Progress Software.
13) When will the acquisition complete?
The acquisition is expected to be completed in September 2008.
14) What are the most recent financial results from IONA?
For first quarter (January-March) 2008, IONA announced revenue of $16.4 million, six percent growth compared to the same period last year. On a U.S. generally accepted accounting principles (GAAP) basis, they reported a first quarter 2008 net loss of $5.1 million, or a loss of $0.14 per share. Net loss for the first quarter of 2008 includes SFAS 123R share-based compensation expense of $0.6 million, amortization of purchased intangible assets of $0.2 million and a restructuring charge of $1.5 million. Excluding SFAS 123R share-based compensation expense, amortization, and the restructuring charge, net loss and loss per share for the 2008 first quarter was $2.8 million and $0.08 per share.
For the full year 2007, IONA reported total worldwide revenue of $77.7 million. IONA generates revenue from software license sales and, with license revenue contributing approximately 50% of total revenue.
IONA is a global company with approximately 55% of its revenue coming from the Americas, approximately 32% from EMEA and 13% from Asia Pacific. IONA sells through both direct and indirect channels, with approximately one-third of revenue generated or influenced by channel partners consisting primarily of Independent Software Vendors (ISVs) and systems integrators (SIs). IONA’s strong balance sheet, including $55 million of cash and

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
no debt, enables the company’s sustained innovation in areas of high performance enterprise integration.
15) What competition does IONA face in the market?
IONA competes with a variety of software vendors integration space, including large established providers of broad infrastructure platforms (such as IBM and Oracle), smaller, more narrowly focused software companies (TIBCO), and other open source providers. While each vendors’ offering may overlap in part with IONA’s products, only IONA provides a focused integration offering that combines popular open source products with innovative company developed software backed by proven enterprise services and support.
16) Do IONA and Progress directly compete?
While IONA and Progress have products for SOA infrastructure and integration, they are principally complementary in nature and in practice; the companies rarely if ever compete on specific customer purchases. This is due to most of the products being designed to solve different problems, as well as each company’s focus on different industry segments. The two companies do have some common competitors, most of which are significantly larger than the combined entity will be.
17) How will the SOA product lines be combined?
The Artix products will become part of the Progress SOA portfolio, making it easier to service-enable a wide range of systems. The Progress SOA portfolio consists of best-in-class products that bring customer value individually or in combination. Artix already interoperates with the Sonic ESB. In addition, product integration between Artix and Actional for run-time visibility and governance is already underway as part of an existing partnership between IONA and Progress.
18) Will Progress continue the open source activities of IONA?
Yes. IONA’s open source investments and strategy are important elements of IONA’s assets and Progress intends to make these assets part of their going forward strategy as well. IONA contributes development work and leadership to a number of Apache Software Foundation open source projects as well as to the Eclipse development tools framework — which is used by both IONA and Progress. Progress plans to continue to fully participate in each of these projects and provide professional open source product offerings of these projects in the form of the FUSE product line.
The FUSE a professional open source software product distribution based on a number of open source projects sponsored by the Apache Software Foundation. FUSE customers subscribe for software support and training and will continue to receive these services. Both IONA and Progress believe FUSE is an important way of providing a low cost, open way for experienced developers to begin using SOA. Progress will be continuing the FUSE business.
19) Will Progress continue the OSGi Alliance activities of IONA?
The OSGi Alliance (http://www.osgi.org) sets standards for a technology providing dynamic deployment composition of Java components. IONA is on the OSGi Alliance Board of

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Frequently Asked Questions
Directors and provides leadership to the OSGi Enterprise Experts Group. Progress plans to continue these activities.
20) What does Progress expect from the Orbix business?
The performance and reliability of IONA’s CORBA products maintain their position as a critical infrastructure component in many hundreds of mission-critical systems. Progress will continue with the customer focus and investments needed and we expect it to remain an important contribution to our revenues for a long time. We see additional opportunities to modernize and extend IONA’s CORBA deployments with the increased range of SOA offers from the combined organizations.
21) How does IONA’s Artix ESB complement Progress’ Sonic ESB product?
While the Progress Sonic ESB and IONA Artix ESB products have “ESB” in their names, they are quite different and are actually complementary.
The Sonic ESB provides a distributed end-to-end integration network that includes highly reliable and scalable messaging with a distributed management framework. The Artix ESB/Integration product provides standards-based services enablement for heterogeneous endpoints including CORBA-based applications. The Sonic ESB integrates standards-based services — including those enabled with Artix ESB.
Artix and Sonic products can work independently and together through SOA standards (Artix ESB offers a plug-in that supports SonicMQ as a JMS provider). Progress will recommend Sonic ESB, Artix, or combined solutions according to the specific needs of customers.
The expanded services enablement options of Artix (C++/CORBA, Java application servers, .NET WCF) will be recommended when those environments need to be integrated. These same environments can use the Sonic ESB when a highly available high-performance communication backbone is also needed. If the customer already has a competitive messaging system or an ESB, which they wish to use as their integration backbone, then the Artix endpoint enablement products will be recommended.
22) How does IONA’s Artix Data Services complement Progress’ DataXtend Semantic Integrator?
Artix Data Services provides data interoperability with a focus on the financial services market with a built in industry-specific data model support for SWIFT and other Financial Services standards. The Progress DataXtend Semantic Integrator (SI) has built in product support for the telecommunications industry standard data model.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
23) How does SonicMQ differ from FUSE Message Broker (ActiveMQ)?
SonicMQ provides a number of capabilities not found in ActiveMQ to support mission-critical, large-scale deployments. These capabilities include:
•	A mature and proven approach to high availability and fault tolerance (Continuous Availability Architecture) that is relied upon daily in many of the world’s most demanding production environments (such as the New York Mercantile Exchange, Oppenheimer Funds, and Heathrow Airport).

•	Support for the creation of federated network topologies, suitable for usage in business-to-business and large enterprises with distributed IT operations, that enable global communication while maintaining the local autonomy required in these multi-owner environments.

•	Deployment and management tools that simplify the configuration and provisioning of large-scale messaging networks, streamline the integration testing and deployment phases of project lifecycles, and ensure end-to-end comprehensive monitoring of mission-critical production environments.

•	An Eclipse-based development environment that simplifies and accelerates the development of messaging-centric applications.
FUSE Message Broker (ActiveMQ) is most often used by advanced users of open source projects, who are comfortable developing their solutions with limited tooling and management capabilities.
24) What type of companies purchase IONA products?
Since IONA’s inception, the company has sold its products to large enterprise IT organizations within the Global 2000. These customers operate in a wide variety of industries including telecommunications, financial services, and government. The following is a small sample of customers across some of IONA’s targeted industries:
a.	Financial Services: Credit Suisse Group, GAD, JPMorgan Chase, Lehman Brothers, Raymond James & Associates, Reuters, Sentenial, Winterthur Insurance

b.	Telecommunications: Aepona, AT&T, Beijing Mobile, Ericsson, Fujitsu Telecommunications Europe, Marconi, Motorola, Nokia, Nortel Networks, NTT DoCoMo, O2, Sprint, Verizon, Vodafone and Wind Spa

c.	Government: N.A.S.A, National Geospatial-Intelligence Agency, U.S. Department of Transportation, U.S. Environmental Protection Agency
Additionally, the FUSE product line has expanded IONA’s customer base outside of its traditional vertical markets and into a broader set of small to medium size business as well.
25) What will happen to the CORBA products and the current customers?
CORBA is a major product family that continues to deliver tremendous value to a large customer base with mission-critical systems. Orbix Version 3 and Version 6, the two Orbix

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Frequently Asked Questions
versions currently supported by IONA, as well as Orbacus, will be maintained and evolved based on customer needs, as IONA has done for 15 years. In addition, Artix has enabled many of IONA’s CORBA customers cost effectively to integrate their CORBA-based systems with .Net, J2EE and Web Services-based systems. With the increased range of SOA products from the combined organizations, Progress will be able to offer even more options to customers get the most from and extend their CORBA systems.
There will be no impact on the high standard of technical support needed to ensure the smooth running of mission critical systems where IONA’s CORBA products are deployed. There are no changes planned to SLA terms, the commitment to long term support or the way that IONA delivers technical support and other services.
26) What will happen to current customers of IONA Artix?
The Artix offering is complementary to the Progress SOA portfolio. We will continue to invest in the Artix product roadmap and Artix will become an integral and on-going part of the Progress SOA portfolio.
27) What is Progress’ plan for IONA’s open source FUSE customers?
Progress will be continuing the FUSE business. Current FUSE customers can rest assured that the FUSE product line will continue to evolve and Progress will continue to offer support, consulting and training services for the FUSE open source product line. More importantly FUSE customers will benefit from Progress’ global reach and organizational expertise in messaging, ESB, and SOA expertise.
28) What is the impact on IONA’s customers, distributors, and partners?
IONA has a loyal and long-standing customer base and it is our highest priority to continue to invest and grow such relationships. We will also be reaching out to prospects currently in the sales pipeline to explain the acquisition and its underlying strategy.
We are confident that IONA customers and prospects will benefit significantly from the creation of a new industry leader that will be able to offer a far broader array of products than either Progress or IONA can today. Offering excellent technology, services and support all backed by a financially strong combined entity is something our enterprise customers have come to expect. IONA customers will have the benefit of a single source for all their SOA requirements — regardless of platform.
29) How do current IONA customers continue to purchase IONA products?
The ability to purchase IONA products will not be affected. Current and/or future customers can continue to purchase IONA’s products from existing sales channels, including its partners.
30) Where do IONA customers go for product support?
There will be no impact on the high standard of technical support needed to ensure the smooth running of mission critical systems where IONA’s products are deployed. There are no changes planned to SLA terms, the commitment to long term support or the way that IONA delivers technical support and other services.

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Frequently Asked Questions
There are no changes to the channels for contacting IONA’s technical support. Customers can continue to contact IONA technical support through the existing email, telephone and web portal channels. Additionally IONA will continue to provide evaluation support to FUSE customers through the open.iona.com community and will continue its active participation in the corresponding Apache communities.
33. How many employees does IONA have?
As of May 31, 2008 IONA had approximately 310 employees globally.
34. Where are the IONA employees located?
In the Americas there are approximately 140 employees with the US headquarters in Waltham, MA. In Europe there are approximately 155 employees with the corporate headquarters in Dublin, Ireland. In Asia there are approximately 15 employees based in Tokyo.
35. What is the breakdown by function?
Functionally, the headcount of IONA is broken down approximately as 120 in Product Development & Management, 81 in Sales & Marketing, 57 in Professional Services & Customer Support, and 53 in G&A.
36. How many employees does Progress currently have?
As of May 31, 2008 there are 1,681 full time equivalent employees worldwide including 660 in sales and marketing, 302 in customer support and services, 472 in product development and 247 in administration.
37. Where are the Progress employees located?
Progress has employees in over 25 countries. Corporate headquarters is in Bedford, MA., European headquarters is in Rotterdam, Netherlands, Asia Pacific headquarters is in Melbourne, Australia, and Latin America headquarters is based in Miami, FL. Development centers are located globally and the locations include: (1) US; Bedford MA, Nashua NH, Morrisville NC, Sugarland TX, Mt. View CA, San Diego CA, Miami FL (2) Hyderabad India (3) Montreal & Mississauga (Toronto Area) Canada (3) Europe; United Kingdom, Belgium & France.
38. Who are the senior management of Progress?
Progress Software is led by Joe Alsop, Chief Executive Officer and Co-founder. Joe has led Progress since its founding in 1981. More information about the Progress leadership can be found at www.progress.com.
39. How long has Progress been in business?
Progress has been in business for more than 25 years, founded in 1981, it became a public company in 1991, and is financially stable with minimal debt and significant cash reserves. The Company has been profitable since 1985 and shown year over year revenue growth over the last 28 quarters. Most importantly, Progress is committed to growing and thriving in our marketplace.
40. What is the Progress corporate culture? (e.g. dress code, flex time, formality)
Progress has an open and entrepreneurial culture where they value employee contributions and successes. Their values focus on leadership in the market, strong financial performance, partner and customer focus, employee professional growth and honesty and integrity. They have no formal dress code and casual attire is fully accepted where and when appropriate.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
41. What is the organizational model for the IONA acquisition?
The exact organizational model has not been determined and this will be one of the critical activities worked on between the time of the deal announcement and the actual close.
42. Where are the main Progress office locations in the America, Europe & Asia?
The main Progress office in North America is located at its corporate headquarters in Bedford MA. Its European headquarters is located in Rotterdam, Netherlands, its Asia headquarters is located in Melbourne, Australia, and its Latin American headquarters is located in Miami, FL.
43. Where is Progress Software’s main product & customer engineering sites based?
Progress has 472 development staff across 13 development centers. Progress main development centers include Bedford MA, Nashua, NH, Morrisville NC, Hyderabad India, Belgium, Cambridge UK, Montreal Canada, Sugarland TX, Miami FL, Mountain View CA, San Diego CA, Toronto Canada & Paris France.
44. Where is Progress Software’s main G&A functions based?
Progress main G&A functions are located at its corporate headquarters in Bedford MA.
45.	What can IONA employees expect over the next couple of weeks? How will IONA employees learn the details of Progress as the acquisition unfolds?
We must all make sure we stay focused on continuing to provide outstanding service to our customers. IONA will continue to operate “as is” until the transaction is closed and the operational details of Progress and IONA are finalized.
a.	There will be no operational changes until we have secured regulatory approval and the transaction is officially closed.

b.	Integration teams made up of both Progress and IONA leaders will be meeting regularly to develop business and action plans. We will continue to ask IONA employees for information, which is critical to ensuring that we build a solid future and we encourage IONA employees to ask the same type of questions of Progress management.

c.	As the teams start to build concrete plans, the Progress and IONA leadership teams will provide you with updated information.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
46. What should IONA employees do if they have any questions?
You should address questions to your direct manager and, in the event that he / she does not have the answers, questions can be directed to the Progress / IONA integration managers. It is important to communicate your questions and concerns during this time of transition. The Progress / IONA integration team is committed to being as responsive as possible in dealing with your information needs.
Important contact Information:
•	John Schipelliti — IONA Integration Team Leader: +1 781 902 8252 john.schipelliti@iona.com

•	Peter Sliwkowski — Progress Integration Team Leader: +1 781-280-4216 pgs@progress.com

•	Phillip Pender — IONA VP Human Resources: +353 (1) 6372512 philip.pender@iona.com

•	Joe Andrews — Progress VP Human Resources: +1 781-280-4216 jandrews@progress.com

•	Cindy Swech — Progress Director Compensation & Benefits: +1 781 280-4716 cswech@progress.com
About the Transaction
The acquisition will be effected by means of a “scheme of arrangement” under Irish law pursuant to which a wholly owned subsidiary of Progress Software, SPK Acquisitions Limited, will acquire all of the outstanding securities of IONA not already owned by Progress Software or its wholly-owned subsidiaries from IONA shareholders for cash. The acquisition will be subject to the terms and conditions to be set forth in the scheme of arrangement document to be delivered to IONA shareholders. To become effective, the scheme of arrangement requires, among other things, the approval of a majority in number of IONA shareholders, present and voting either in person or by proxy, representing 75% or more in value of the IONA shares held by such holders. The acquisition is also subject to regulatory approval in the U.S. and the approval of the Irish High Court. Assuming the necessary approvals are obtained and all conditions have been satisfied, the acquisition will become effective upon delivery to the Registrar of Companies in Ireland of the court order of the Irish High Court sanctioning the scheme. Upon the acquisition becoming effective, it will be binding on all IONA shareholders.
Sources and Bases of Information
Unless otherwise stated, the financial information relating to IONA is extracted from audited consolidated financial statements of the IONA Group for the relevant financial year. Financial information is reported under U.S. GAAP basis unless otherwise stated. The financial information in the reply to question 15 (most recent financial results from IONA) is sourced from www.iona.com.
The information in the reply to Question 13 (financial details / terms of the acquisition) is sourced from the terms of the Implementation Agreement dated 25 June 2008. The IONA Share / ADR Share prices are sourced from the Nasdaq list / Daily Official List of the Irish Stock Exchange. References to a percentage of IONA Shares are based on the number of Infinity Shares as at 25 June 2008, being 36,543,930 IONA Shares, but do not include any shares issuable to IONA Optionholders under the IONA Share Option Schemes.
Reference to arrangements in place between Progress and IONA regarding the Acquisition are sourced from the terms of the implementation agreement dated 25 June 2008 or the announcement issued pursuant to Rule 2.5 of the Irish Takeover Rules on 25 June 2008.
[Except as otherwise stated, IONA’s product, customer and corporate information is sourced from material available on IONA’s website www.iona.com or included in IONA’s public filings with the Securities and Exchange Commission.]
Except as otherwise stated, Progress product, customer and corporate information is sourced from material available on Progress’ website www.progress.com or included in Progress’ public filings with the Securities and Exchange Commission.

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PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
Legal Information
The directors of IONA accept responsibility for the information contained in this document relating to IONA , the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them and the recommendation and related opinions of the Board of IONA contained herein. To the best of the knowledge and belief of the directors of IONA (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
The directors of Progress Software and the directors of Progress Software’s subsidiary, SPK Acquisitions Limited (“SPK”), accept responsibility for the information contained in this document, other than that relating to IONA , the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them and the recommendation and related opinions of the Board of IONA contained herein To the best of the knowledge and belief of the directors of SPK and the directors of Progress (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
Lehman Brothers, which is regulated under the laws of the United States of America, is acting exclusively for the Board of IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of IONA for providing the protections afforded to clients of Lehman Brothers or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Goodbody Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for SPK and Progress and no one else in connection with the Acquisition and will not be responsible to anyone other than SPK and Progress for providing the protections afforded to customers of Goodbody Corporate Finance or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Any person who is a holder of 1% or more of the share capital of IONA may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the offer period in respect of the acquisition.
The distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the acquisition are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction where it would be unlawful to do so. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.
This press release does not constitute an offer or invitation to purchase, sell, subscribe or exchange or the solicitation of an offer to purchase, sell, subscribe or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the scheme of arrangement or otherwise.
Certain items in this announcement may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on our current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. We can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the timing of the closing of Progress Software’s acquisition of IONA; uncertainties as to whether the shareholders of IONA will vote in favor of IONA’s acquisition by Progress Software; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress Software’s or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress Software’s business; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Progress Software and IONA, including the Annual Report on Form 10-K fled by Progress Software on January 29, 2008, as well as the Quarterly Report on Form 10-Q filed by Progress Software on April 9, 2008,

Progress CONFIDENTIAL	DO NOT COPY or DISTRIBUTE

PROGRESS SOFTWARE CORPORATION TO ACQUIRE IONA TECHNOLOGIES
Frequently Asked Questions
and the Annual Report on Form 10-K filed by IONA on March 14, 2008, as well as the Quarterly Report on Form 10-Q filed by IONA on May 12, 2008. Such forward-looking statements speak only as of the date of this announcement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Important Additional Information and Where to Find It
In connection with the acquisition, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the scheme of arrangement document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the scheme of arrangement document) and the other relevant materials when they become available because they will contain important information about Progress, IONA and the proposed acquisition and related matters.
The proxy statement (comprising the scheme of arrangement document) and other relevant materials (when they become available), and any and all documents filed by Progress Software and IONA with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by Progress Software by directing a written request to Progress Software, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations, and by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME OF ARRANGEMENT DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION.
As of the date of this press release, Progress Software and its subsidiaries own 362,000 IONA shares in total, representing approximately 0.99 per cent of the issued share capital of IONA and have an economic interest, through contracts for difference, in 1,442,873 IONA shares in total, representing approximately 3.95 per cent of the issued share capital of IONA.
Progress Software, SPK Acquisitions Limited and IONA Technologies plc and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the acquisition. Information about those executive officers and directors of Progress is set forth in Progress Software’s Annual Report on Form 10-K for the year ended 30 November 2007, which was filed with the Securities and Exchange Commission on 29 January 2008, the proxy statement for Progress Software’s 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on 24 March 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission, Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended 31 December 2007, which was filed with the Securities and Exchange Commission on 14 March 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on 29 April 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of Progress Software, SPK Acquisitions Limited, IONA and their respective executive officers and directors in the acquisition by reading the proxy statement (comprising the scheme of arrangement document) and other filings referred to above.
Progress is a registered trademark of Progress Software Corporation or one of its affiliates or subsidiaries in the U.S. and other countries. Any other trademark contained herein are the property of their respective owners. IONA, IONA Technologies, the IONA logo, Orbix, High Performance
Integration, Artix, FUSE and Making Software Work Together are trademarks or registered trademarks of IONA Technologies PLC and/or its subsidiaries. CORBA is a trademark or registered trademark of the Object Management Group, Inc. in the United States and other countries. All other trademarks that may appear herein are the property of their respective owners.
END

Progress CONFIDENTIAL	DO NOT COPY or DISTRIBUTE

Important Additional Information and Where to Find It
In connection with the Acquisition and the Scheme, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the scheme document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the scheme document) and the other relevant materials when they become available because they will contain important information about IONA, SPK Acquisitions, Progress and the proposed Acquisition and the Scheme and related matters.
The proxy statement (comprising the scheme document) and other relevant materials (when they become available), and any and all documents filed by IONA and Progress with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations and by Progress by directing a written request to Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION AND THE SCHEME.
IONA, SPK Acquisitions and Progress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the Acquisition and the Scheme. Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended 31 December 2007, which was filed with the Securities and Exchange Commission on 14 March 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on 29 April 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Information about those executive officers and directors of Progress is set forth in Progress’ Annual Report on Form 10-K for the year ended 30 November 2007, which was filed with the Securities and Exchange Commission on 29 January 2008, the proxy statement for Progress’ 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on 24 March 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of IONA, SPK Acquisitions, Progress and their respective executive officers and directors in the Acquisition and the Scheme by reading the proxy statement (comprising the Scheme Document) and other filings referred to above.
Safe Harbor for Forward-Looking Statements
Certain items in this filing may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on IONA’s, SPK Acquisitions’ or Progress’, as applicable, current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. IONA, SPK Acquisitions or Progress, as applicable, can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements include: uncertainties as to the timing of the closing of the Acquisition; uncertainties as to whether the IONA Shareholders will vote in favour of the Acquisition; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Acquisition; the effects of disruption from the Acquisition making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress’ business; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by IONA and Progress, including IONA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on 14 March 2008, IONA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 12 May 2008, Progress’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on 29 January 2008, and Progress’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 9 April 2008. Such forward-looking statements speak only as of the date of this filing. IONA, SPK Acquisitions and Progress expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in IONA’s, SPK Acquisitions’ or Progress’, as applicable, expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Disclosure Required by the Irish Takeover Rules
The directors of the Company accept responsibility for the information contained in this filing. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure such is the case), the information contained in this filing is in accordance with the facts and does not omit anything likely to affect the import of such information.
Lehman Brothers Inc., which is regulated under the laws of the United States of America, is acting exclusively for the Board of Directors of the Company and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of Directors of the Company for providing the protections afforded to clients of Lehman Brothers Inc. or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Any person who is a holder of 1% or more of the share capital of the Company may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the offer period in respect of the Acquisition.
Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.
Merrion Stockbrokers Limited, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion Stockbrokers Limited or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.